UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

TCG BDC II, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-01248	81- 5320146
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2019, Michael A. Hart, the Chairman of the Board of Directors (the “Board”) of TCG BDC II, Inc. (the “Company”) and the Chief Executive Officer of the Company, informed the Board that he had determined to resign from the Board and all committees thereof and as the Chief Executive Officer of the Company, in each case effective December 31, 2019, to pursue other interests. To facilitate an orderly transition, Mr. Hart will continue his current role as the Company’s Chairman and the Chief Executive Officer until his resignation becomes effective. Carlyle Global Credit Investment Management L.L.C., the Company’s investment adviser, has informed the Board that it intends to propose new executive leadership for the Company in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, INC.
(Registrant)

By:	/s/ Venugopal Rathi
Name:	Venugopal Rathi
Title:	Treasurer

Date: May 17, 2019

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